                               SHAREHOLDERS' AGREEMENT



         This SHAREHOLDERS' AGREEMENT, dated as of August 1, 1995, among United Auto Group, Inc., a Delaware corporation ("UAG"), United Landers, Inc., a Delaware corporation and a wholly owned subsidiary of UAG ("UAG/Landers"), Landers Auto Sales, Inc., an Arkansas corporation (the "Company"), Steve Landers, an individual residing in Arkansas ("Steve Landers"), and John Landers, an individual residing in Arkansas ("John Landers") (Steve Landers and John Landers are collectively referred to herein as the "Landers Shareholders"). UAG/Landers and the Landers Shareholders, and each other person or entity that may become a party hereto as contemplated hereby, are hereinafter individually referred to a "Shareholder" and collectively referred to as the "Shareholders."

                                W I T N E S S E T H :
         WHEREAS, the Company has authorized capital stock of ten shares of common stock, no par value (the "Common Stock"); and

         WHEREAS, immediately prior to consummation of the UAG Purchase (as defined below), the Landers Shareholders and Bob Landers will each own 3.33 shares of Common Stock, which will constitute all of the issued and outstanding capital stock of the Company as of such time; and

         WHEREAS, the Landers Shareholders, Bob Landers, UAG and the Company have entered into an Amended and Restated Stock Purchase Agreement, dated as of July 1, 1995 (the "Stock Purchase Agreement"), pursuant to which UAG has agreed to purchase (the "UAG Purchase") 3.33 shares of Common Stock from Bob Landers and 2.335 shares of Common Stock from each of the Landers Shareholders (the "Shares"), such that immediately after giving effect to the UAG Purchase, UAG and the Landers Shareholders will own eighty percent (80%) and twenty percent (20%), respectively, of all of the issued and outstanding shares of Common Stock, on a fully-diluted basis; and

         WHEREAS, immediately after consummation of the UAG Purchase, UAG will contribute the Shares to UAG/Landers, its wholly owned subsidiary; and

         WHEREAS, pursuant to the Stock Purchase Agreement it is a condition precedent to the obligations of UAG and the Landers Shareholders to consummate the UAG Purchase that UAG, UAG/Landers, the Company and the Landers Shareholders shall have entered into this Agreement; and

         WHEREAS, UAG, UAG/Landers, the Company and the Landers Shareholders desire, INTER ALIA, to (i) make arrangements as to the composition of the Company's Board of Directors and the executive committee thereof, (ii) make certain provisions for the management of the Company, and (iii) provide certain rights and set certain restrictions in connection with the transfer of the Shareholders' shares of capital stock of the Company;

         NOW, THEREFORE, in consideration of the mutual terms, conditions, covenants and agreements made herein, the parties hereto hereby agree as follows:


                                      ARTICLE I
                                     DEFINITIONS

    Section 1.1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

    "AFFILIATE" shall mean, with respect to any Shareholder, (i) in all cases, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Shareholder and (ii) in the case of a Shareholder who is a natural person, his spouse, his issue, his estate and any trust entirely for the benefit of his spouse and/or issue. Neither the Company nor any of its Subsidiaries shall be deemed an Affiliate of any Shareholder. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

    "APPRAISED VALUE" shall have the meaning specified in Section 5.2(c) hereof.

    "BUSINESS DAY" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, excluding Federal holdings.

    "COMMON STOCK" shall have the meaning specified in the first recital hereof.

    "COMMON STOCK EQUIVALENTS" shall mean all rights, warrants, options, indebtedness or other securities exercisable or exchangeable for, or convertible into, directly or indirectly, Common Stock.

    "COMPANY" shall have the meaning set forth in the preamble hereof.

    "COMPANY BOARD" shall have the meaning specified in Section 3.1(a) hereof.

    "EFFECTIVE DATE" shall have the meaning set forth in Section 2.1 hereto.

    "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

    "FIRST OFFER" shall have the meaning specified in Section 4.3(a) hereof.

    "FIRST OFFER PERIOD" shall have the meaning specified in Section 4.3(a) hereof.

    "FULLY-DILUTED SHARES" shall mean, at any time, the outstanding Common
Stock plus (without duplication) all shares of Common Stock issuable, whether at such time, upon the passage of time or occurrence of future events, upon the exercise, conversion or exchange of all then outstanding Common Stock Equivalents.

    "LANDERS DESIGNEE" shall have the meaning specified in Section 3.1(a) hereof.

    "LANDERS EXCHANGED SHARES" shall have the meaning specified in Section 5.1(c) hereof.

    "LANDERS INTEREST" shall have the meaning specified in Section 5.1(a) hereof.

    "LANDERS INTEREST PERCENTAGE" shall have the meaning specified in Section 5.1(c) hereof.

    "LANDERS INTEREST VALUE" shall have the meaning specified in Section 5.1(b) hereof.

    "LANDERS SHAREHOLDERS" shall have the meaning specified in the preamble hereof.

    "MANAGING UNDERWRITER" shall have the meaning specified in Section 5.1(b) hereof.

    "MINORITY INTEREST PERCENTAGE" shall have the meaning specified in Section 5.1(c) hereof.


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


    "MINORITY SHARES" shall have the meaning specified in Section 5.1(c) hereof.

    "OFFERED SHARES" shall have the meaning specified in Section 4.3(a) hereof.

    "OTHER MINORITY HOLDERS" shall have the meaning specified in Section 5.1(c) hereof.

    "OTHER MINORITY INTEREST" shall have the meaning specified in Section 5.1(c) hereof.

    "OUTSTANDING UAG SHARES" shall have the meaning specified in Section 5.1(c) hereof.

    "PERSON" shall mean an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

    "PUBLIC FLOAT DATE" shall mean the date on which shares of Common Stock shall have been sold by the Company or its shareholders pursuant to a Public Offering.

    "PUBLIC OFFERING" shall mean the completion of a sale of Common Stock pursuant to a registration statement which has become effective under the Securities Act, excluding registration statements on Form S-4, S-8 or similar forms.

    "PURCHASE OFFER" shall have the meaning specified in Section 4.3(a) hereof.

    "PURCHASER" shall have the meaning specified in Section 4.3(a) hereof.

    "PUT" shall have the meaning specified in Section 5.2(a) hereof.

    "PUT CLOSING" shall have the meaning specified in Section 5.2(a) hereof.

    "PUT CLOSING DATE" shall have the meaning specified in Section 5.2(a) hereof.

    "PUT INTEREST" shall have the meaning specified in Section 5.2(a) hereof.

    "PUT NOTICE" shall have the meaning specified in Section 5.2(a) hereof.

    "PUT PRICE" shall have the meaning specified in Section 5.2(c) hereof.

    "SEC" shall mean the Securities and Exchange Commission.

    "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

    "SELLING STOCKHOLDER" shall have the meaning specified in Section 4.3(a) hereof.

    "SHAREHOLDERS" shall have the meaning specified in the preamble hereof.

    "SHARES" shall have the meaning specified in the third recital hereof.

    "STOCK PURCHASE AGREEMENT" shall have the meaning specified in the third recital hereof.

    "SUBSIDIARY" shall mean (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by a Subsidiary or by the Company and a Subsidiary or (ii) any other Person (other than a corporation) in which the Company, a Subsidiary or the Company and a Subsidiary, directly or indirectly, at the date of determination thereof, has at least a majority ownership interest.

    "SUBSTITUTE DIRECTOR" shall have the meaning specified in Section 3.1(b) hereof.

    "TAG-ALONG OFFER" shall have the meaning specified in Section 4.3(b) hereof.

    "TAG-ALONG PARTICIPATION NOTICE" shall have the meaning specified in
Section 4.3(b) hereof.

    "TAG-ALONG SALE" shall have the meaning specified in Section 4.3(b) hereof.

    "TAG-ALONG SALE NOTICE" shall have the meaning specified in Section 4.3(b) hereof.

    "TAKE-ALONG SALE" shall have the meaning specified in Section 4.3(c) hereof.


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


    "TOTAL EXCHANGED SHARES" shall have the meaning specified in Section 5.1(c) hereof.

    "TOTAL INTEREST PERCENTAGE" shall have the meaning specified in Section 5.1(c) hereof.

    "TRANSFER" shall have the meaning specified in Section 4.1(a) hereof.

    "UAG" shall have the meaning specified in the preamble hereof.

    "UAG COMMON STOCK" shall have the meaning specified in Section 5.1(a) hereof.

    "UAG COMMON STOCK EQUIVALENTS" shall have the meaning specified in Section 5.1(c) hereof.

    "UAG COMMON STOCK PRICE" shall have the meaning specified in Section 5.1(b) hereof.

    "UAG DESIGNEE" shall have the meaning specified in Section 3.1(a) hereof.

    "UAG EXCHANGE" shall have the meaning specified in Section 5.1(a) hereof.

    "UAG EXCHANGE DATE" shall have the meaning specified in Section 5.1(c) hereof.

    "UAG PUBLIC OFFERING" shall have the meaning specified in Section 5.1(c) hereof.

    "UAG PURCHASE" shall have the meaning specified in third recital hereof.

    "UAG SHAREHOLDERS AGREEMENT" shall mean the Stockholders' Agreement, dated as of October 15, 1993, among UAG and certain shareholders of UAG named therein.

    "WITHDRAWING DIRECTOR" shall have the meaning specified in Section 3.1(b) hereof.


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                                      ARTICLE II

                              EFFECTIVENESS OF AGREEMENT

    Section 2.1. EFFECTIVE DATE. This Agreement shall become effective as of the date and time (the "Effective Date") the UAG Purchase shall have been consummated, and this Agreement shall have no effect for any purpose unless and until the UAG Purchase shall have occurred.

                                     ARTICLE III
                              MANAGEMENT OF THE COMPANY;
                            ACTIVITIES OF THE SHAREHOLDERS

    Section 3.1.  BOARD OF DIRECTORS.

         (a) NUMBER AND MEMBERSHIP. The Shareholders and the Company shall take all action within their respective power, including, but not limited to, the voting of capital stock of the Company, required to cause the Board of Directors of the Company (the "Company Board") to consist of five (5) members and to at all times include (i) four (4) designees of UAG (each a "UAG Designee") and (ii) one (1) designee of the Landers Shareholders (the "Landers Designee"), provided that the Landers Designee shall be Steve Landers or, in the event that Steve Landers is no longer employed by the Company, John Landers.
The right of the Landers Shareholders to designate one director under this
Section 3.1(a) shall terminate at such time as (i) the Landers Shareholders and their Affiliates shall first cease to own at least 50% of the Fully-Diluted Shares owned by the Landers Shareholders on the Effective Date (after giving effect to the UAG Purchase and without giving effect to any stock splits or reclassifications occurring after the Effective Date) or (ii) both Steve Landers' and John Landers' employment with the Company has terminated.

         (b) SUBSTITUTE DIRECTOR. In the event that any director (a "Withdrawing Director") designated in the manner set forth in Section 3.1(a) hereof is unable to serve, or once having commenced to serve, is removed or withdraws from the Company Board (other than as contemplated in Section 3.1(a) hereof), such Withdrawing Director's replacement (the "Substitute Director") on the Company Board will be designated by the party who designated the Withdrawing Director. Subject to the foregoing, any UAG Designee may be removed, with or without cause, by UAG, and UAG may thereafter designate a replacement for such director. The Company and each of the Shareholders agree to take all action within its or his power, including, but not limited to, the voting of capital stock of the Company, to cause the election of such Substitute Director.

         (c) VACANCIES. Subject to Section 3.1(a) hereof, in the event any Shareholder entitled to designate a director or directors pursuant to Section 3.1(a) hereof ceases to be so entitled, the vacancy or vacancies resulting therefrom shall be filled by the remaining directors or by the Shareholders in the manner provided by law.

         (d) EXECUTIVE COMMITTEE. The Company and the Shareholders shall take all action within their respective power, including, but not limited to, the voting of capital stock of the Company, required to cause the Executive Committee of the Company Board to consist of two UAG Designees and the Landers Designee and each such designee shall be entitled to serve on such committee for as long as UAG or the Landers Shareholders, as the case may be, are entitled to designate such designee as a director pursuant to Section 3.1(a) hereof. It is agreed by the parties hereto that the Executive Committee of the Company Board shall initially be comprised of Marshall S. Cogan and Carl Spielvogel as the UAG Designees and Steve Landers as the Landers Designee.

         (e) NO ASSIGNMENT. Notwithstanding anything to the contrary in this Agreement, the rights of the Landers Shareholders to designate a director of the Company pursuant to Section 3.1(a) hereof are not transferable, whether by sale of capital stock or otherwise, to any Person.

    Section 3.2.  MANAGEMENT.

         (a) MANAGEMENT OF THE COMPANY. The Landers Shareholders shall have responsibility for the day-to-day management of the Company, subject in all cases to the instructions and requirements of, and the policy guidelines established by, UAG, the Company Board (or the Executive Committee thereof) or the Chief Executive Officer of UAG. In connection with the management of the Company, prior to the 1st day of December of each year, the Landers Shareholders (or their designee) shall prepare a detailed business plan of the Company covering the following year's budget and subsequent long-range business forecasts and projections of operating results, which shall be submitted to the Executive Committee of the Company Board and the Chief Executive Officer of UAG for its and his approval. Within forty-five (45) days of the close of each fiscal quarter of the Company, the Landers Shareholders shall provide the Executive Committee of the Company Board and the

Chief Executive Officer of UAG with a comparison of actual year-to-date results with the corresponding budgeted amounts.

         (b) TRANSACTIONS REQUIRING CONSENT OF LANDERS DESIGNEE. For as long as the Landers Shareholders and their Affiliates own shares of capital stock of the Company or Common Stock Equivalents representing collectively at least
10% of the Fully-Diluted Shares, prior to the third anniversary of the date hereof, without the consent of the Landers Designee, which consent shall not be unreasonably withheld, (A) the Company shall not, and the remaining Shareholders, severally, shall not permit the Company to:


         (i) directly or indirectly declare or pay any dividends or make distributions in cash, property or securities upon any of its equity securities to the extent any such dividend or distribution has the effect of reducing the working capital of the Company to an amount that is less than 80% of the amount of working capital required by the automobile manufacturers with whom the Company has entered into franchise agreements;

         (ii) directly or indirectly redeem, purchase or otherwise acquire any equity security of the Company, except for redemptions and purchases permitted herein or in the Stock Purchase Agreement;

         (iii) voluntarily liquidate or dissolve;

         (iv) merge or consolidate with any Person; or

         (v) sell or dispose of any assets other than in the ordinary course of business; and

         (B) UAG shall not grant registration rights to any future investor containing terms and conditions more favorable to such future investor than those terms and conditions applicable to the Landers Shareholders contained in the Registration Rights Agreement, dated August 1, 1995, among UAG and certain parties named therein.

                                      ARTICLE IV

                                TRANSFER OF SECURITIES

    Section 4.1.  CONSENT OF UAG.

         (a) Subject to the rights of Landers Shareholders contained in Sections 4.3(b), 5.1 and 5.2 hereof and for as long as UAG/Landers (or an Affiliate thereof) shall own 35% of the Fully-Diluted Shares, prior to the third anniversary of the date hereof, no Shareholder other than UAG/Landers shall directly or indirectly Transfer (as defined below) any shares of capital stock of the Company now or hereafter at any time owned by such Shareholder or any interest therein, or the stock certificate or certificates representing any such shares, or any voting trust certificate or certificates issued with respect to such shares, without the prior written consent of UAG. Any Transfer effected, or purported or attempted to be effected, not in accordance with the terms and conditions of this Section 4.1, or to a Person prohibited by law from holding shares of capital stock of the Company, shall be void and shall not bind the Company. As used in this Agreement, the term "Transfer" shall mean and include
(i) when used as a verb, the act of selling, pledging, mortgaging, hypothecating, giving, transferring, creating a security interest, lien or trust (voting or otherwise), assigning or otherwise encumbering or disposing of, and
(ii) when used as a noun, any sale, pledge, mortgage, hypothecation, gift, transfer, creation of security interest, lien or trust, any assignment or other encumbrance or disposition.

         (b) Notwithstanding the provisions of Section 4.1(a) hereof, but subject to the provisions of Section 4.2(a) and (b) hereof, a Shareholder may effect a Transfer of shares of capital stock of the Company by will or the laws of descent and distribution to the legal representative of such Shareholder or to such Shareholder's spouse, immediate family members or lineal descendants or a trust the primary beneficiaries of which are such persons.

    Section 4.2. GENERAL RESTRICTIONS. No Shareholder (including UAG/Landers and any other Shareholder permitted to Transfer shares of capital stock of the Company or any interest therein in accordance with Section 4.1 hereof) shall, directly or indirectly, Transfer any shares of capital stock of the Company or any interest therein, whether voluntarily or involuntarily, unless:

         (a) (i) such Transfer complies with the provisions of this Agreement, including Section 4.3 hereof, if applicable, and

(ii) the transferee (if other than another Shareholder) agrees to be bound by this Agreement and executes a counterpart hereof and such further documents as may be necessary, in the opinion of the Company, to make it a party hereto (any such transferee shall be deemed to be a Shareholder for purposes of this Agreement); and

         (b) such Transfer is made pursuant to either (i) an effective registration statement under the Securities Act and any applicable state securities laws, or (ii) an available exemption from the registration requirements of the Securities Act and such laws and, prior to any such Transfer (other than a Transfer to another Shareholder), the Person proposing the Transfer provides to the Company a written opinion of legal counsel satisfactory in form and substance to the Company and its counsel to the effect that the proposed Transfer may be effected without registration under the Securities Act and any applicable state securities laws.

    Section 4.3.  RIGHT OF FIRST REFUSAL AND CO-SALE RIGHTS AND OBLIGATIONS.

         (a)  RIGHT OF FIRST REFUSAL.

         (i) FIRST OFFER NOTICE. Except as otherwise permitted by Section 4.1(b) hereof, subject to Section 4.1(a) hereof, at any time prior to the Public Float Date, no Shareholder (other than UAG/Landers (or an Affiliate thereof)) shall transfer all or any of his shares of Common Stock (which shall include all or any Common Stock Equivalents) (the "Offered Shares") unless (x) such Shareholder (the "Selling Shareholder") has received a bona fide written offer (the "Purchase Offer") from the proposed transferee of the Offered Shares (the "Purchaser") to purchase the Offered Shares, which offer shall be in writing signed by the Purchaser, and (y) the Selling Shareholder first offers to sell to UAG the Offered Shares. Prior to making any transfer that is subject to this
Section 4.3(a), the Selling Shareholder shall give UAG written notice (the "Offer Notice") which shall include (x) the identity of the Purchaser, (y) a copy of the Purchase Offer, and (z) an offer (the "First Offer") to sell to UAG the Offered Shares upon the same terms and conditions as those provided for in the Purchase Offer. The First Offer shall be irrevocable for a period of thirty
(30) days following receipt by UAG of the Offer Notice (the "First Offer
Period").

         (ii) ACCEPTANCE OF FIRST OFFER. At any time during the First Offer Period, UAG may accept the First Offer of the Offered Shares by giving written notice to the Selling Shareholder of such acceptance . In the event UAG accepts the First Offer, the closing of the sale of the Offered Shares shall take place within


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thirty (30) days after the First Offer is accepted by UAG or, if later, the date of closing set forth in the Purchaser Offer. At such closing, the Selling Shareholder will deliver certificates for such Offered Shares against payment of the purchase price therefor, and UAG will acquire the Offered Shares free and clear of all liens, pledges, encumbrances, restrictions and security interests of any kind. If UAG does not accept the First Offer, the Selling Shareholder may sell the Offered Shares to the Purchaser at any time within thirty (30) days after the last day of the First Offer Period, provided that such sale shall be made on terms no less favorable to the Selling Shareholder than the terms contained in the Purchase Offer and provided further that such sale complies with the terms, conditions and restrictions of this Agreement. In the event that the Offered Shares are not sold in accordance with the terms of the preceding sentence, the Offered Shares shall again be subject to all of the conditions and restrictions of this Section 4.3(a).

         (b)  TAG-ALONG RIGHT.

         (i) TAG-ALONG SALE NOTICE. If, at any time prior to the earlier to occur of the Public Float Date and the Put Closing Date, UAG (or an Affiliate thereof) at any time receives a bona fide offer (a "Tag-Along Offer") from a third party to purchase shares of Common Stock from UAG (or an Affiliate thereof) or UAG otherwise proposes to sell shares of Common Stock for value, in each case other than in connection with a Public Offering (a "Tag-Along Sale"), UAG shall be required to notify the Landers Shareholders, not less than fifteen (15) days prior to such proposed Tag-Along Sale, of such Tag-Along Offer or proposed Tag-Along Sale and the Landers Shareholders shall have the option to participate in such Tag-Along Sale as set forth in clause
(ii) of this Section 4.3(b). The notice from UAG (the "Tag-Along Sale Notice") shall set forth: (A) the number of shares of Common Stock proposed to be transferred, (B) the name and address of the proposed purchaser, (C) the proposed amount of consideration and terms and conditions of payment offered by or to such proposed purchaser, and (D) that the proposed purchaser has been informed of the "tag-along" rights provided for in this Section 4.3(b) and has agreed to purchase shares of Common Stock in accordance with the terms hereof.

         (ii) TAG-ALONG RIGHT. Any time prior to the earlier to occur of the Public Float Date and the Put Closing Date, each Landers Shareholder shall have the right to require the proposed purchaser to purchase from him a number of whole shares of Common Stock up to the number of shares equal to the total number of shares to be sold to the proposed purchaser multiplied by a fraction, the numerator of which is the number of shares of

Common Stock held by him and the denominator of which is the total number of shares of Common Stock held by him and UAG (or an Affiliate thereof). Any shares of Common Stock purchased from a Landers Shareholder pursuant to this
Section 4.3(b) shall be paid for upon the same terms and conditions (including as to price and type of consideration) received by UAG.

         (iii) TAG-ALONG NOTICE. If a Landers Shareholder elects to exercise the tag-along right provided for in this Section 4.3(b), he must deliver written notice to UAG (the "Tag-Along Participation Notice") within five (5) days following receipt by him of the Tag-Along Sale Notice. If such Landers Shareholder does not deliver a Tag-Along Participation Notice within such five-day period he shall be deemed to have waived his tag-along right with respect to the proposed Tag-Along Sale. Each Tag-Along Participation Notice shall state the number of shares of Common Stock that such Landers Shareholder proposes to include in such transfer to the proposed purchaser up to the number of shares determined in accordance with Section 4.3(b)(ii) hereof.

         (c)  TAKE-ALONG RIGHT.

         (i) TAKE-ALONG NOTICE. If UAG (or an Affiliate thereof) at any time receives a bona fide offer from a third party to purchase shares of Common Stock from UAG (or an Affiliate thereof) or UAG (or an Affiliate thereof) otherwise proposes to sell shares of Common Stock for value (a "Take-Along Sale"), UAG can require the other Shareholders, to participate in such Take-Along Sale as set forth in clause (ii) of this Section 4.3(c). If UAG elects to exercise the take-along right provided for in this Section 4.3(c), it must provide, at least twenty (20) days before the date of consummation of the proposed Take-Along Sale, notice to each other Shareholder setting forth: (i) the number of shares of Common Stock proposed to be transferred, (ii) the number of shares of Common Stock that such Shareholder must include in such transfer to the proposed purchaser as determined in accordance with clause (ii) of this Section 4.3(c),
(iii) the name and address of the proposed purchaser, (iv) the proposed amount of consideration and terms and conditions of payment offered by or to such proposed purchaser, and (v) that the proposed purchaser has been informed of the "take-along" rights provided for in this Section 4.3(c) and has agreed to purchase shares of Common Stock in accordance with the terms hereof.

         (ii) TAKE-ALONG RIGHT. UAG shall at any time have the right to require each other Shareholder to sell to the proposed purchaser a number of whole shares of Common Stock up to the number of shares equal to the total number of shares to be sold to the proposed purchaser multiplied by a fraction, the numerator of which is the number of shares of Common Stock held by such other Shareholder and the denominator of which is the total number of shares of Common Stock held by all of the Shareholders, including UAG (or an Affiliate thereof). Any shares of Common Stock purchased from Shareholders other than UAG pursuant to this Section 4.3(c) shall be paid for upon the same terms and conditions (including as to price and type of consideration) received by UAG.

    Section 4.4. LEGENDS ON STOCK CERTIFICATES. For so long as shares of capital stock of the Company held by a Shareholder are subject to this Agreement, all certificates representing such shares shall bear the following legend:

         "The securities represented by this certificate are subject to restrictions on transfer and certain other provisions of the Shareholders' Agreement, dated as of August 1, 1995, as the same may be amended from time to time, by and among United Auto Group, Inc., United Landers, Inc., Landers Auto Sales, Inc. (the "Company"), Steve Landers, John Landers, Bob Landers and certain other shareholders of the Company who may from time to time become parties to such Shareholders' Agreement, a copy of which may be obtained at the offices of the Company."

    Section 4.5. IMPROPER TRANSFERS INEFFECTIVE. Any purported transfer of Common Stock by a Shareholder which is not permitted by the foregoing provisions of this Article IV, or which is in violation of such provisions, shall be void and of no force and effect whatsoever.


                                      ARTICLE V

                                    EXCHANGE; PUT

    Section 5.1  EXCHANGE FOR UAG COMMON STOCK.

         (a) In the event of an underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offering and sale of common stock, par value $.0001 per share, of UAG ("UAG Common Stock") for the account of UAG on a firm commitment basis (the "UAG Public Offering"), the Landers Shareholders (and any transferee or Affiliate of the Landers Shareholders holding shares of Common Stock) shall be required to exchange all shares of Common Stock beneficially owned by them (and their transferees and Affiliates) (the "Landers Interest") immediately prior to the closing of the

UAG Public Offering for shares of UAG Common Stock under the terms and conditions set forth below, and UAG shall be required to exchange the Landers Interest for UAG Common Stock (such exchange is hereinafter referred to as the "UAG Exchange").

         (b) If the parties are required to consummate the UAG Exchange, the value of UAG (the "UAG Value") and the Company (the "Company Value") shall be determined by the investment banking firm which is acting as managing underwriter (the "Managing Underwriter") for the UAG Public Offering and such determination shall be binding upon the parties hereto. The value of the Landers Interest (the "Landers Interest Value") shall be an amount equal to (A) the Company Value multiplied by (B) a fraction, the numerator of which shall be equal to the aggregate number of shares of Common Stock comprising the Landers Interest immediately prior to the UAG Exchange, and the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to the UAG Exchange. The additional cost which the Managing Underwriter charges to compute the UAG Value and the Company Value shall be paid by UAG.

         (c) The number of shares of UAG Common Stock to which the Landers Shareholders are entitled upon the consummation of the UAG Exchange (the "Landers Exchanged Shares") shall be determined by multiplying the Landers Interest Percentage (as defined below) by the total number of shares of UAG Common Stock outstanding immediately prior to the closing of the UAG Public Offering, which such number of shares shall include all shares of UAG Common Stock issued in respect of the Landers Interest pursuant to this Section 5.1 and to holders of minority interests (the "Other Minority Holders") in subsidiaries of UAG (the "Other Minority Interests") pursuant to agreements comparable to the agreement contained in this Section 5.1 (collectively, the "Minority Shares"), but shall not include any other shares of UAG Common Stock issuable upon the exercise, conversion or exchange of all then outstanding rights, warrants, options, indebtedness or other securities exercisable or exchangeable for, or convertible into, directly or indirectly, UAG Common Stock (collectively, "UAG Common Stock Equivalents"). Specifically, the number of Landers Exchange Shares shall be determined by multiplying (A) the number of Total Exchanged Shares (as defined below) by (B) a fraction, the numerator of which shall be equal to the Landers Interest Percentage, and the denominator of which shall be equal to the Total Interest Percentage (as defined below). For purposes of this Section 5.1,
(i) the "Landers Interest Percentage" shall be determined by dividing the Landers Interest Value by the UAG Value, (ii) the "Total Interest Percentage" shall equal the sum of all of the "Minority Interest Percentages," each of which shall be determined pursuant to the agreements between UAG and the Other Minority Holders relating to the exchange of the Other Minority Interests for shares of UAG Common Stock in connection with the UAG Public Offering, and (iii) the "Total Exchanged Shares" shall be determined by dividing (A) the product of (x) the Total Interest Percentage and
(y) the total number of shares of UAG Common Stock outstanding immediately prior to the closing of the UAG Public Offering (the "Outstanding UAG Shares") (not including the Minority Shares and any shares of UAG Common Stock issuable upon the exercise, conversion or exchange of any UAG Common Stock Equivalent) by (B) an amount equal to 1 minus the Total Interest Percentage. Expressed as a formula, the number of Landers Exchanged Shares shall be determined as follows:

                                   (TIP   X   OUS)         LIP
                                   ---------------    X    ---
                                   (1    -    TIP)         TIP,

where "TIP" refers to the Total Interest Percentage, "OUS" refers to the Outstanding UAG Shares and "LIP" refers to the Landers Interest Percentage.

         (d) The Landers Exchanged Shares shall be issued immediately prior to the occurrence of the UAG Public Offering and UAG shall not be required to issue such shares if the UAG Public Offering is not consummated for any reason.

         (e) Upon consummation of the UAG Exchange, (i) if the UAG Public Offering is not a Qualified Public Offering (as such term is defined in UAG's Amended and Restated Certificate of Incorporation) or the UAG Shareholders Agreement otherwise remains in full force or effect, then the Landers Shareholders shall each become a party to the UAG Shareholders Agreement and
(ii) the Landers Shareholders agree to take such actions and to execute such instruments as UAG may reasonably request to evidence the consummation of the UAG Exchange and the change in the agreement between the parties hereto as a result of the UAG Exchange.

    Section 5.2 ABILITY TO PUT. (a) If the UAG Public Offering has not occurred within five years of the date hereof, pursuant to the provisions of this Section 5.2, the Landers Shareholders shall have the option to sell to UAG, and thereupon UAG shall have the obligation to purchase, all, but not less than all, of the number of shares of Common Stock held by the Landers Shareholders (the shares which are put by the Landers Shareholders pursuant to this Section
5.2 are hereinafter referred to as the "Put Interest") at a price equal to the Put Price (as defined in Section 5.2(c)) (such option to sell and reciprocal obligation to purchase are hereinafter referred to as the "Put"). In the event the Landers Shareholders intend to exercise the Put, the Landers Shareholders shall deliver a written notice (the "Put Notice") to UAG notifying UAG of the Landers Shareholders' desire to exercise the Put. The closing ("Put Closing") for the purchase by UAG of the Put Interest upon exercise of the Put shall occur at UAG's principal office, or at such other place as shall be mutually agreeable to the Landers Shareholders and UAG, within twenty (20) Business Days after the determination of the Put Price in accordance with Sections 5.2(c) (such date of closing hereinafter referred to as the "Put Closing Date").

         (b) PUT CLOSING. On the Put Closing Date, (i) UAG shall pay to the Landers Shareholders by wire transfer or certified or official bank check an amount equal to the Put Price with respect to the Put Interest and (ii) the Landers Shareholders shall deliver to UAG such documents and instruments as shall be effective to vest in UAG all of the Landers Shareholders' right, title and interest in and to all of the Put Interest, free and clear of all liens, pledges, encumbrances, restrictions and security interests of any kind.

         (c) PUT PRICE. (A) In the event that either Steve Landers or John Landers is not continuously employed by the Company from the date hereof through the fifth anniversary of the date hereof pursuant to the terms of his respective Employment Agreement with the Company, "Put Price" for the Put Interest shall mean an amount equal to the Put Interest's proportionate share of the UAG/Landers Net Worth (as defined herein). For purposes of this Section 5.2, the term "UAG/Landers Net Worth" shall mean the value or amount, as reflected on UAG/Landers most recent consolidated balance sheet, of (i) the total assets of the Companies, LESS (ii) the intangible assets of the Companies, LESS (iii) the current liabilities of the Companies, LESS (iv) the long-term liabilities of the Companies and any outstanding equity securities that are senior to the Common Stock, provided that for purposes of this Section 5.1(c), UAG/Landers Net Worth shall be calculated giving effect to the net worth (as determined in accordance with the foregoing formula) (the "Acquired Net Worth") of the entity or entities (each, an "Acquired Entity" and, collectively, the "Acquired Entities") acquired pursuant to Section 5.11 of the Stock Purchase Agreement, provided that (i) if the consideration paid by UAG (or an Affiliate thereof) in the acquisition pursuant to which UAG contributes $5,000,000 exceeds $5,000,000, then the Acquired Net Worth included in the UAG/Landers Net Worth shall be equal to an amount obtained by multiplying the net worth of the Acquired Entity obtained in such acquisition by a fraction, the numerator of which is equal to $5,000,000 and the denominator of which is equal to the consideration paid in such acquisition, or (ii) if there is more than one acquisition pursuant to Section 5.11 of the Stock Purchase Agreement pursuant to which UAG has contributed an aggregate of $5,000,000, and the total consideration paid by UAG (or an Affiliate thereof) in such acquisitions exceeds $5,000,000, then the Acquired Net Worth included in the UAG/Landers Net Worth with respect to all of the Acquired Entities shall be an amount equal to the product of (A) the sum of each Acquired Entity's Pro Rata Net Worth (as defined below) and (B) a fraction, the numerator of which is equal to $5,000,000 and the denominator of which is equal to the total consideration paid for all of the Acquired Entities. For purposes of this Agreement, the term "Acquired Entity's Pro Rata Net Worth" shall mean, with respect to an Acquired Entity, an amount equal to the product of (i) the net worth of such Acquired Entity and (ii) a fraction, the numerator of which is equal to the consideration paid for such Acquired Entity and the denominator of which is equal to the total consideration paid for all Acquired Entities.

         (B) In the event that both Steve Landers and John Landers remain continuously employed by the Company from the date hereof through the fifth anniversary of the date hereof pursuant to the terms of their respective Employment Agreements with the Company, "Put Price" for the Put Interest shall mean the fair market value of the Put Interest determined by mutual agreement of UAG and the Landers Shareholders. In the event UAG and the Landers Shareholders are unable to agree on a fair market value, UAG and the Landers Shareholders shall each submit their respective valuations of the Put to a third party appraiser selected pursuant to the procedures set forth below who shall determine a fair market value pursuant to the appraisal procedure set forth below, which shall be binding upon the parties hereto (the "Appraised Value"). In order to determine the Appraised Value of the Put Interest to be purchased and sold pursuant to the provisions of this Section 5.2, UAG and the Landers Shareholders shall mutually agree on an appraiser who shall choose one of the valuations submitted to it pursuant to this Section 5.2(c)(B) within thirty (30) days, which shall be binding on UAG and the Landers Shareholders. UAG and the Landers Shareholders shall share the cost of such appraiser equally. The appraiser appointed pursuant to this Section 5.2(c)(B) shall be a nationally recognized investment banking firm or nationally recognized accounting firm qualified in valuing automobile dealerships similar to the Company and shall be unaffiliated with either party.

                                      ARTICLE VI

                                    MISCELLANEOUS

    Section 6.1. TERM. All provisions of this Agreement shall terminate upon consummation of the UAG Exchange or, in respect of any Shareholder, when such Shareholder no longer owns any capital stock of the Company. Notwithstanding the foregoing, the provisions contained in Article III hereof shall terminate and cease to be of any further effect on August 1, 2004, unless the Shareholders agree in writing to extend the effectiveness of such provisions at any time after August 1, 2002 and prior to August 1, 2004.

    Section 6.2. AMENDMENT; WAIVER. This Agreement may be altered or amended only with the written consent of all of the parties hereto. Any term of this Agreement and the observance of any term herein may be waived (either generally or in a particular instance and either retroactively or prospectively) by any party hereto only with the written consent of such party, provided that any such waiver by any party hereto shall not operate or be construed as a waiver of any other term or observance of any term herein, whether or not similar.

    Section 6.3. SPECIFIC PERFORMANCE. The parties recognize that the obligations imposed on them in this Agreement are special, unique and of extraordinary character, and that in the event of breach by any party, damages will be an insufficient remedy; consequently, it is agreed that the parties hereto may have specific performance (in addition to damages) as a remedy for the enforcement hereof, without proving damages.

    Section 6.4. ASSIGNMENT. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto. This Agreement may be assigned by a Shareholder only in connection with a Transfer of any shares of Common Stock in accordance with the terms of this Agreement; PROVIDED, HOWEVER, that the rights of the Landers Shareholders contained in Sections 3.1, 3.2, 4.3 and 5.2 hereof cannot be assigned or otherwise transferred in connection with any Transfer of shares of Common Stock by the Landers Shareholders without the prior written consent of UAG. No assignment of this Agreement shall relieve the assignor from any liability hereunder.

    Section 6.5. SHARES SUBJECT TO THIS AGREEMENT. All shares of capital stock of the Company now owned or hereafter acquired by any of the Shareholders shall be subject to the terms of this Agreement.

    Section 6.6. ADDITIONAL SHAREHOLDERS. The Company covenants that it shall not issue or cause to be issued at any time prior to the Public Float Date any shares of capital stock of the Company to any Person in any transaction not involving a Public Offering of such shares, unless as a condition to such issuance such Person agrees to become a party to this Agreement and to be bound by all the obligations of a Shareholder under this Agreement. Stock certificates issued to such Persons shall be marked as provided in Section 4.4 hereof. No shares of capital stock of the Company shall be transferred on the books of the Company until all the applicable provisions of this Agreement have been complied with.

    Section 6.7. LEGEND. Certificates evidencing shares of capital stock shall bear such legends as the Company shall reasonably deem necessary to protect the rights of the parties hereunder.

    Section 6.8. NOTICES. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered, or express mail, postage prepaid, to the parties at the addresses sent forth below. Notices or other communications given by certified, registered, or express mail shall be deemed given three (3) Business Days after the date of mailing. Notices or other communications sent in any other manner shall be deemed given only when actually received.

         If to the Company:

         Landers Auto Sales, Inc.
         Congo Exit 118 -- Highway I-30
         Benton, Arkansas 72015
         Facsimile No.: (501) 778-4077
         Attn:  Mr. Steve Landers
         with a copy to:

         Davidson, Horne & Hollingsworth
         401 West Capitol
         Suite 501
         P.O. Box 3363
         Little Rock, Arkansas 62203
         Facsimile No.:  (501) 372-7142
         Attn:  Garland W. Binns, Jr., Esq.

         and

         United Auto Group, Inc.
         375 Park Avenue
         New York, New York 10022
         Facsimile No.:  (212) 223-5148
         Attn:  George G. Lowrance, Esq.,
                Executive Vice President and
                General Counsel

         with a copy to:

         Willkie Farr & Gallagher
         One Citicorp Center
         153 East 53rd Street
         New York, New York  10022
         Facsimile No.:  (212) 821-8111
         Attn:  Peter A. Appel, Esq.

         If to any Landers Shareholder:

         Mr. Steve Landers
         3316 Highway 5
         Benton, Arkansas  72015
         Facsimile No.:  (501) 778-4077

         with a copy to:

         Davidson, Horne & Hollingsworth
         401 West Capitol
         Suite 501
         P.O. Box 3363
         Little Rock, Arkansas 62203
         Facsimile No.:  (501) 372-7142
         Attn:  Garland W. Binns, Jr., Esq.

         If to UAG or UAG/Landers:

         United Auto Group, Inc.
         375 Park Avenue
         New York, New York 10022
         Facsimile No.:  (212) 223-5148
         Attn:  George G. Lowrance, Esq.,
                Executive Vice President and
                General Counsel

         with a copy to:

         Willkie Farr & Gallagher
         One Citicorp Center
         153 East 53rd Street
         New York, New York  10022
         Facsimile No.:  (212) 821-8111
         Attn:  Peter A. Appel, Esq.

or such other address as shall be furnished in writing by such party, and any such notice or communication shall be effective and be deemed to have been given as of the date so delivered or three (3) days after the date so mailed; PROVIDED, HOWEVER, that any notice or communication changing any of the addresses set forth above shall be effective and deemed given only upon its receipt.

    Section 6.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and which counterparts together shall constitute one and the same agreement of the parties hereto.

    Section 6.10. SECTION HEADINGS. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.

    SECTION 6.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ARKANSAS, WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW PROVISIONS THEREOF.

    Section 6.12. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto respecting the subject matter hereof and supersedes all prior agreements, discussions, and understandings among such parties with respect to such subject matter.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                  UNITED AUTO GROUP, INC.



                                  By: /s/Carl Spielvogel
                                      --------------------------
                                  Name:  Carl Spielvogel
                                  Title: Chairman and
                                         Chief Executive Officer


                                  UNITED LANDERS, INC.


                                  By:/s/ Carl Spielvogel
                                     ---------------------------
                                  Name:  Carl Spielvogel
                                  Title: Chairman and
                                         Chief Executive Officer


                                  LANDERS AUTO SALES, INC.


                                  By:/s/Steve Landers
                                     ---------------------------
                                  Name:  Steve Landers
                                  Title: President and
                                         Chief Executive Officer



                                  /s/Steve Landers
                                  ------------------------------
                                  Steve Landers


                                  /s/John Landers
                                  ------------------------------
                                  John Landers